Exhibit 10(jj)
Summary of Compensation for Directors of The Scotts Miracle-Gro Company
     Each director of The Scotts Miracle-Gro Company (“Scotts Miracle-Gro”) who is not an employee of Scotts Miracle-Gro or its subsidiaries (a “non-employee director”) receives a $40,000 annual retainer for Board of Directors and Board committee meetings plus reimbursement of all reasonable travel and other expenses of attending such meetings. Members of the Audit Committee receive an additional $5,000 annually. However, Thomas N. Kelly Jr.’s annual cash retainer for the 2006 calendar year was paid on a pro-rated basis for the period of his service on the Board of Directors and Board committees during the 2006 calendar year following his appointment on August 11, 2006.
     Prior to January 26, 2006, non-employee directors were able to elect, under The Scotts Miracle-Gro Company 1996 Stock Option Plan (the “1996 Plan”) and The Scotts Miracle-Gro Company 2003 Stock Option and Incentive Equity Plan (the “2003 Plan”), to receive all or a portion, in 25% increments, of their annual cash retainer and other fees paid for service as a director in cash or in stock units. If stock units were elected, the non-employee director received a number of stock units determined by dividing the chosen dollar amount by the closing price of Scotts Miracle-Gro’s common shares on the New York Stock Exchange (“NYSE”) on the first trading day following the date of the annual meeting of shareholders of Scotts Miracle-Gro for which the deferred amount otherwise would have been paid. Final distributions are to be made in cash or common shares, as elected by the non-employee director, upon the date that the non-employee director ceases to be a member of the Board of Directors, upon the date the non-employee director has specified in his or her deferral form or upon a “change in control” (as defined in each of the 1996 Plan and the 2003 Plan), whichever is earliest. If stock units are to be settled in cash, the amount distributed will be calculated by multiplying the number of stock units to be settled in cash by the fair market value of Scotts Miracle-Gro’s common shares. If stock units are to be settled in common shares, the number of common shares distributed will equal the whole number of stock units to be settled in common shares, with the fair market value of any fractional stock units distributed in cash. Distributions may be made either in a lump sum or in installments over a period of up to ten years, as elected by the non-employee director. However, upon a change in control, each outstanding stock unit held by a non-employee director will be settled for a lump sum cash payment equal to (1) the highest price per share offered in conjunction with the transaction resulting in the change in control or (2) in the event of a change in control not related to a transfer of common shares, the highest closing price of a common share of Scotts Miracle-Gro as reported on NYSE on any of the 30 consecutive trading days ending on the last trading day before the change in control occurs (the “change in control price per common share”). Following the approval of The Scotts Miracle-Gro Company 2006 Long-Term Incentive Plan (the “2006 Plan”) at the 2006 Annual Meeting of Shareholders of Scotts Miracle-Gro on January 26, 2006, non-employee directors may no longer elect to receive stock units under the 1996 Plan or the 2003 Plan.
     The non-employee directors may elect, under the 2006 Plan, to receive all or a portion (in 25% increments) of their annual cash retainer and other fees paid for service as a director in cash or in stock units. If stock units are elected, the non-employee director receive a number of stock units determined by dividing the chosen dollar amount by the closing price of Scotts Miracle-Gro’s common shares on NYSE on the first trading day following the date of the annual meeting of shareholders of Scotts Miracle-Gro for which the deferred amount otherwise would have been paid. Final distributions are to be made in cash or common shares, as elected by the non-employee director, upon the date that the non-employee director ceases to be a member of the Board of Directors, upon the date the non-employee director has specified in his or her deferral form or upon a “change in control” (as defined in the 2006 Plan), whichever is earliest. If stock units are to be settled in cash, the amount distributed will be calculated by multiplying the number of stock units to be settled in cash by the fair market value of Scotts Miracle-Gro’s common shares. If stock units are to be settled in common shares, the number of common shares distributed will equal the whole number of stock units to be settled in common shares, with the fair market value of any fractional stock units distributed in cash. Distributions may be made either in a lump sum or in installments over a period of up to ten years, as elected by the non-employee director. However, upon a change in control, each outstanding stock unit held by a non-employee director will be settled for a lump sum cash payment equal to the change in control price per common share.
     Prior to January 26, 2006, non-employee directors automatically received an annual grant, on the first business day following the date of each annual meeting of shareholders, of options to purchase 10,000 common shares at an exercise price equal to the fair market value of the common shares on the grant date. Non-employee directors who were members of one or more committees of the Board of Directors received options to purchase an additional 1,000 common shares for each committee on which they served. Additionally, non-employee directors who chaired a committee received options to purchase an additional 2,000 common shares for each committee they chaired. These options were granted under the 1996 Plan or the 2003 Plan. Since the approval of the 2006 Plan, no further automatic grants have been or will be made under the 1996 Plan or the 2003 Plan.
     Grants of options to directors under the 2006 Plan are discretionary. On January 27, 2006, consistent with the automatic grants which had previously been made under the 1996 Plan and the 2003 Plan, the individuals then serving as non-employee directors received options to purchase 10,000 common shares. Non-employee directors who were members of one or more committees of the Board of Directors received options to purchase an additional 1,000 common shares for each committee on which they served. Additionally, non-employee directors who chaired a committee received options to purchase an additional 2,000 common shares for each committee they chaired. Each of the options granted on January 27, 2006 has an exercise price of $49.55, the closing price of Scotts Miracle-Gro’s common shares on NYSE on the grant date.
     On May 3, 2006, the date he was re-appointed to the Board of Directors, John M. Sullivan received options to purchase 11,000 common shares at an exercise price of $44.04, the closing price of Scotts Miracle-Gro’s common shares on NYSE on the grant date. This number of common shares was the same as he would have received had he not retired following the 2006 Annual Meeting of Shareholders. On October 11, 2006, Thomas N. Kelly Jr. received an option to purchase 6,000 common shares at an exercise price of $45.88, the closing price of Scotts Miracle-Gro’s common shares on NYSE on the grant date. This number of common shares was based on the period he would serve on the Board of Directors and Board committees during the 2006 calendar year following his appointment.
     Options granted to non-employee directors under the 1996 Plan became exercisable six months after the grant date and options granted to non-employee directors under the 2003 Plan became exercisable either six months or twelve months after the grant date. The options granted to non-employee directors under the 2006 Plan, as described above, will become exercisable on January 27, 2007. Once vested, the options remain exercisable until the earlier to occur of the tenth anniversary of the grant date or the first anniversary of the date the non-employee director ceases to be a member of Scotts Miracle-Gro’s Board of Directors. However, if the non-employee director ceases to be a member of the Board of Directors after having been convicted of, or pled guilty or nolo contendere to, a felony, his or her options granted under the 1996 Plan, the 2003 Plan or the 2006 Plan will be cancelled on the date he or she ceases to be a director. If the non-employee director ceases to be a member of the Board of Directors after having retired after serving at least one full term, any outstanding options granted under the 1996 Plan, the 2003 Plan or the 2006 Plan will remain exercisable for a period of five years following retirement subject to the stated terms of the options.
     Upon a change in control of Scotts Miracle-Gro, each non-employee director’s outstanding options granted under the 2003 Plan or the 2006 Plan will be cancelled, unless (a) Scotts Miracle-Gro’s common shares remain publicly traded, (b) the non-employee director remains a director of Scotts Miracle-Gro after the change in control or (c) the non-employee director exercises, with the permission of the Compensation and Organization Committee, the non-employee director’s outstanding options within 15 days of the date of the change in control. In addition, each non-employee director’s outstanding options granted under the 1996 Plan will be cancelled unless the non-employee director exercises, with the permission of the Compensation and Organization Committee, the non-employee director’s outstanding options within 15 days of the date of the change in control. For each cancelled option, a non-employee director will receive cash in the amount of, or common shares having a value equal to, the difference between the change in control price per common share and the exercise price per share associated with the cancelled option.